UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2020

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.
INDEX

Page
Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)
Annual Shareholders’ Meeting – May 7, 2020

(b)
 Directors elected at the meeting are as follows: James S. Abernethy, Robert C. Abernethy, Douglas S. Howard, John W. Lineberger, Jr., Gary E. Matthews, Billy L. Price, Jr. MD, Larry E. Robinson, William Gregory Terry, Dan Ray Timmerman, Sr. and Benjamin I. Zachary

       At the May 7, 2020 Annual Shareholders’ Meeting the following items were submitted to a vote of shareholders:

1)
Election of Directors:

	Votes For	Votes Against	Votes Withheld	Broker Non-votes
James S. Abernethy	3,900,229	-	913,190	713,724
Robert C. Abernethy	3,451,124	-	1,362,295	713,724
Douglas S. Howard	3,953,738	-	859,681	713,724
John W. Lineberger, Jr.	4,225,755	-	587,664	713,724
Gary E. Matthews	4,227,541	-	585,878	713,724
Billy L. Price, Jr. MD	4,227,391	-	586,028	713,724
Larry E. Robinson	4,225,876	-	587,543	713,724
William Gregory Terry	3,948,255	-	865,164	713,724
Dan Ray Timmerman, Sr.	3,898,445	-	914,974	713,724
Benjamin I. Zachary	4,175,076	-	638,343	713,724

2)
Approval of a new Peoples Bancorp of North Carolina, Inc. 2020 Omnibus Stock Ownership and Long Term Incentive Plan

Votes For – 4,107,514; Votes Against – 659,959; Votes Abstained – 45,946; Broker Non-votes – 713,724

3)        Ratification of appointment of Independent Registered Public Accountants – Elliott Davis, PLLC

Votes For – 5,510,277; Votes Against – 6,124; Votes Abstained – 10,172; Broker Non-votes – 0

(c)
Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 8, 2020	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

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